Blue Owl Credit SLF LLC

Supplemental Financial Information (Unaudited) as of and for the period from May 6, 2024 (Date of Inception) to December 31, 2024

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)

Consolidated Statement of Assets and Liabilities
(Amounts in thousands)

December 31, 2024(1)
Assets
Investments at fair value (amortized cost of $1,162,056)	$1,164,473
Cash	17,354
Due from investors	24
Receivable due on investments sold	11,365
Interest receivable	3,151
Total Assets	$1,196,367
Liabilities
Debt (net of unamortized debt issuance costs of $1,572)	$750,610
Payable for investments purchased	85,750
Interest payable	4,190
Distribution payable	6,451
Accrued expenses and other liabilities	555
Total Liabilities	847,556
Commitments and contingencies
Members’ Equity
Total Members’ Equity - Class A	348,811
Total Members’ Equity - Class B	—
Total Members' Equity	348,811
Total Liabilities and Members’ Equity	$1,196,367

(1) The Company’s date of inception was May 6, 2024.

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Statement of Operations
(Amounts in thousands)

For the Period Ended December 31, 2024(1)
Investment Income
Interest income	$14,496
Other income	77
Total investment income	$14,573
Operating Expenses
Interest expense	$7,986
Professional fees	580
Organizational costs	40
Total Operating Expenses	8,606
Net Investment Income	5,967
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss) on investments	2,417
Net realized gain (loss) on investments	487
Total Net Realized and Change in Unrealized Gain (Loss) on Investments	2,904
Net Increase in Members' Equity Resulting from Operations	$8,871
Total Net Increase (Decrease) in Members’ Equity Resulting from Operations - Class A	$8,871

(1) The Company’s date of inception was May 6, 2024.

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(3)(4)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(2)	Fair Value	Percentage of Members’ Equity(9)
Debt Investments
Aerospace and defense
Amentum Holdings, Inc.(5)	First lien senior secured loan	SR +	2.25%	09/2031	$6,000	$5,986	$5,975	1.7%
Avolon TLB Borrower 1 (US) LLC(5)	First lien senior secured loan	SR +	1.75%	06/2030	10,928	10,916	10,916	3.1%
Bleriot US Bidco Inc.(6)	First lien senior secured loan	SR +	2.75%	10/2030	23,940	23,940	24,048	6.9%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(5)	First lien senior secured loan	SR +	2.25%	10/2031	10,500	10,487	10,540	3.0%
Signia Aerospace LLC(6)(8)	First lien senior secured loan	SR +	3.00%	11/2031	7,385	7,366	7,366	2.1%
Transdigm, Inc.(6)	First lien senior secured loan	SR +	2.50%	01/2032	9,975	9,951	9,991	2.9%
						68,646	68,836	19.7%
Automotive services
Belron Finance US LLC(6)	First lien senior secured loan	SR +	2.75%	10/2031	7,980	7,960	8,045	2.3%
Holley Inc.(5)	First lien senior secured loan	SR +	3.75%	11/2028	3,211	3,148	3,140	0.9%
Mavis Tire Express Services Topco Corp.(5)	First lien senior secured loan	SR +	3.50%	05/2028	2,867	2,878	2,883	0.8%
Wand Newco 3, Inc. (dba Caliber )(5)	First lien senior secured loan	SR +	3.25%	01/2031	4,883	4,895	4,898	1.4%
						18,881	18,966	5.4%
Buildings and real estate
Arcosa Inc(5)	First lien senior secured loan	SR +	2.25%	08/2031	3,000	3,000	3,021	0.9%
Construction Partners, Inc.(5)	First lien senior secured loan	SR +	2.50%	11/2031	2,000	1,995	2,006	0.6%
The Azek Group LLC(5)(8)	First lien senior secured loan	SR +	2.00%	09/2031	1,995	1,990	2,000	0.6%
Wrench Group LLC(6)	First lien senior secured loan	SR +	4.00%	10/2028	31,440	31,144	30,104	8.6%
						38,129	37,131	10.7%
Business services
Boxer Parent Company Inc. (f/k/a BMC)(6)	First lien senior secured loan	SR +	3.75%	07/2031	15,000	14,990	15,111	4.3%
ConnectWise, LLC(6)	First lien senior secured loan	SR +	3.50%	09/2028	16,490	16,521	16,573	4.8%
CoolSys, Inc.(6)(8)	First lien senior secured loan	SR +	4.75%	08/2028	14,961	14,742	14,550	4.2%
Madison Safety & Flow LLC(5)	First lien senior secured loan	SR +	3.25%	09/2031	1,995	1,990	2,008	0.6%
Nvent Electric Public Limited Company(6)	First lien senior secured loan	SR +	3.50%	09/2031	14,000	13,930	14,136	4.1%
Plano HoldCo, Inc.(6)(8)	First lien senior secured loan	SR +	3.50%	10/2031	4,500	4,478	4,534	1.3%
POLARIS PURCHASER, INC. (dba Plusgrade)(6)(8)	First lien senior secured loan	SR +	4.00%	03/2031	10,154	10,174	10,204	2.9%
XPLOR T1, LLC(6)(8)	First lien senior secured loan	SR +	3.50%	06/2031	9,975	9,975	10,050	2.9%
						86,800	87,166	25.1%
Chemicals
Advancion Holdings, LLC (fka Aruba Investments Holdings, LLC)(5)	First lien senior secured loan	SR +	4.00%	11/2027	17,512	17,523	17,512	5.0%
Derby Buyer LLC (dba Delrin)(5)	First lien senior secured loan	SR +	3.00%	11/2030	9,925	9,925	9,950	2.9%
						27,448	27,462	7.9%
Containers and packaging
Ring Container Technologies Group, LLC(5)	First lien senior secured loan	SR +	2.75%	08/2028	12,313	12,345	12,332	3.5%
SupplyOne, Inc.(5)	First lien senior secured loan	SR +	3.75%	04/2031	997	997	1,004	0.3%
Tricorbraun Holdings, Inc.(5)	First lien senior secured loan	SR +	3.25%	03/2028	15,959	15,919	15,933	4.6%
						29,261	29,269	8.4%
Distribution
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(5)	First lien senior secured loan	SR +	3.50%	12/2028	18,000	18,000	18,076	5.2%
Dealer Tire Financial, LLC(5)	First lien senior secured loan	SR +	3.50%	07/2031	23,940	23,940	23,940	6.9%
Foundation Building Materials, Inc.(6)	First lien senior secured loan	SR +	4.00%	01/2031	9,950	9,842	9,780	2.8%
Paint Intermediate III, LLC(6)	First lien senior secured loan	SR +	3.00%	09/2031	12,000	11,942	12,046	3.5%
White Cap Supply Holdings, LLC(5)	First lien senior secured loan	SR +	3.25%	10/2029	7,000	6,971	7,006	2.0%
						70,695	70,848	20.4%
Education
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(5)	First lien senior secured loan	SR +	3.00%	10/2029	12,947	12,947	13,022	3.7%

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(3)(4)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(2)	Fair Value	Percentage of Members’ Equity(9)
Spring Education Group, Inc. (fka SSH Group Holdings, Inc.)(6)	First lien senior secured loan	SR +	4.00%	10/2030	19,800	19,954	19,899	5.7%
						32,901	32,921	9.4%
Energy equipment and services
Brookfield WEC Holdings Inc.(5)	First lien senior secured loan	SR +	2.25%	01/2031	4,086	4,086	4,085	1.2%
Calpine Construction Finance Company, L.P.(5)	First lien senior secured loan	SR +	2.00%	07/2030	3,000	2,985	2,991	0.9%
Calpine Corporation(6)	First lien senior secured loan	SR +	1.75%	02/2032	4,000	3,985	3,983	1.1%
Fleet U.S. Bidco Inc.(7)(8)	First lien senior secured loan	SR +	2.75%	02/2031	7,481	7,481	7,519	2.2%
						18,537	18,578	5.4%
Financial services
AllSpring Buyer(6)	First lien senior secured loan	SR +	3.00%	11/2030	1,048	1,046	1,049	0.3%
BCPE Pequod Buyer, Inc.(5)	First lien senior secured loan	SR +	3.50%	11/2031	8,000	7,960	8,058	2.3%
Citadel Securities, LP(5)	First lien senior secured loan	SR +	2.00%	10/2031	7,271	7,271	7,288	2.1%
Focus Financial Partners, LLC(5)	First lien senior secured loan	SR +	3.25%	09/2031	7,224	7,206	7,285	2.1%
Grant Thornton Advisors LLC(6)	First lien senior secured loan	SR +	2.75%	06/2031	1,783	1,783	1,781	0.5%
Guggenheim Partners Investment Management Holdings, LLC(6)	First lien senior secured loan	SR +	2.50%	11/2031	6,000	5,985	6,015	1.7%
Jane Street Group, LLC(5)	First lien senior secured loan	SR +	2.00%	12/2031	3,990	3,980	3,972	1.1%
MARINER WEALTH ADVISORS, LLC(6)	First lien senior secured loan	SR +	2.75%	08/2028	1,995	1,995	1,995	0.6%
Orion Advisor Solutions Inc(6)	First lien senior secured loan	SR +	3.75%	09/2030	6,435	6,389	6,489	1.9%
PUSHPAY USA INC(6)(8)	First lien senior secured loan	SR +	4.50%	08/2031	4,286	4,244	4,307	1.2%
Saphilux S.a.r.L. (dba IQ-EQ)(7)	First lien senior secured loan	SR +	3.50%	07/2028	15,920	15,972	16,020	4.6%
						63,831	64,259	18.4%
Food and beverage
Aspire Bakeries Holdings, LLC(5)(8)	First lien senior secured loan	SR +	4.25%	12/2030	3,990	3,970	4,020	1.2%
Balrog Acquisition, Inc. (dba Bakemark)(6)	First lien senior secured loan	SR +	4.00%	09/2028	24,250	24,321	24,286	7.0%
Fiesta Purchaser, Inc. (dba Shearer's Foods)(5)	First lien senior secured loan	SR +	3.25%	02/2031	11,940	11,940	11,938	3.4%
Froneri International Ltd(5)	First lien senior secured loan	SR +	2.00%	09/2031	4,000	3,990	4,001	1.1%
						44,221	44,245	12.7%
Healthcare equipment and services
Confluent Medical Technologies, Inc.(6)	First lien senior secured loan	SR +	3.25%	02/2029	9,812	9,877	9,850	2.8%
Medline Borrower, LP(5)	First lien senior secured loan	SR +	2.25%	10/2028	22,149	22,149	22,209	6.4%
Packaging Coordinators Midco, Inc.(6)	First lien senior secured loan	SR +	3.25%	11/2027	4,862	4,879	4,879	1.4%
Resonetics, LLC(6)	First lien senior secured loan	SR +	3.25%	06/2031	19,950	19,950	20,056	5.7%
						56,855	56,994	16.3%
Healthcare providers and services
CHG Healthcare Services, Inc(6)	First lien senior secured loan	SR +	3.50%	09/2028	2,248	2,248	2,264	0.6%
CHG PPC Parent LLC(5)	First lien senior secured loan	SR +	3.00%	12/2028	2,984	2,963	2,998	0.9%
Confluent Health, LLC(5)(8)	First lien senior secured loan	SR +	4.00%	11/2028	24,329	23,917	23,660	6.8%
Covetrus, Inc.(6)	First lien senior secured loan	SR +	5.00%	10/2029	14,738	14,050	14,139	4.1%
Electron Bidco Inc (dba ExamWorks)(6)	First lien senior secured loan	SR +	2.75%	11/2028	2,000	2,000	2,006	0.6%
HAH Group Holding Company LLC(5)	First lien senior secured loan	SR +	5.00%	09/2031	6,000	5,912	5,993	1.7%
Phoenix Newco, Inc. (dba Parexel)(5)	First lien senior secured loan	SR +	3.00%	11/2028	23,937	23,961	24,076	6.9%
Select Medical Corp.(5)	First lien senior secured loan	SR +	2.00%	12/2031	4,000	3,995	4,008	1.1%
Soliant Lower Intermediate, LLC (dba Soliant)(5)	First lien senior secured loan	SR +	3.75%	07/2031	10,000	10,079	9,900	2.8%
						89,125	89,044	25.5%
Healthcare technology
Athenahealth Group Inc.(5)	First lien senior secured loan	SR +	3.25%	02/2029	12,397	12,378	12,410	3.6%
Bracket Intermediate Holding Corp.(6)	First lien senior secured loan	SR +	4.25%	05/2028	19,701	19,701	19,848	5.7%
Cotiviti, Inc.(5)	First lien senior secured loan	SR +	3.00%	05/2031	9,925	9,925	9,969	2.9%
Ensemble RCM, LLC(6)	First lien senior secured loan	SR +	3.00%	08/2029	4,975	4,996	5,007	1.4%
Imprivata, Inc.(6)	First lien senior secured loan	SR +	3.50%	12/2027	19,502	19,612	19,600	5.6%

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(3)(4)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(2)	Fair Value	Percentage of Members’ Equity(9)
PointClickCare Technologies, Inc.(6)	First lien senior secured loan	SR +	3.25%	11/2031	4,000	3,990	4,020	1.2%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(5)	First lien senior secured loan	SR +	3.00%	03/2028	19,975	19,937	20,045	5.7%
Raven Acquisition Holdings, LLC(5)	First lien senior secured loan	SR +	3.25%	11/2031	11,200	11,145	11,218	3.2%
Southern Veterinary Partners, LLC(6)	First lien senior secured loan	SR +	3.25%	12/2031	20,000	19,904	20,120	5.8%
Zelis Cost Management Buyer, Inc.(5)	First lien senior secured loan	SR +	3.25%	11/2031	16,000	15,922	16,040	4.6%
						137,510	138,277	39.7%
Human resource support services
iSolved, Inc.(5)	First lien senior secured loan	SR +	3.25%	10/2030	5,970	5,970	6,037	1.7%
						5,970	6,037	1.7%
Infrastructure and environmental services
Geosyntec Consultants, Inc.(5)	First lien senior secured loan	SR +	3.75%	07/2031	6,000	5,971	6,038	1.7%
						5,971	6,038	1.7%
Insurance
Acrisure, LLC(5)	First lien senior secured loan	SR +	3.00%	11/2030	9,531	9,531	9,529	2.7%
Ardonagh Midco 3 PLC(6)(8)	First lien senior secured loan	SR +	3.75%	02/2031	15,000	15,072	15,075	4.3%
AssuredPartners, Inc.(5)	First lien senior secured loan	SR +	3.50%	02/2031	12,917	12,946	12,934	3.7%
Asurion, LLC(5)	First lien senior secured loan	SR +	4.25%	08/2028	7,791	7,761	7,791	2.2%
Broadstreet Partners, Inc.(5)	First lien senior secured loan	SR +	3.00%	06/2031	6,328	6,328	6,344	1.8%
Hyperion Refinance S.à r.l (dba Howden Group)(5)	First lien senior secured loan	SR +	3.50%	04/2030	19,650	19,741	19,768	5.7%
Hyperion Refinance S.à r.l (dba Howden Group)(5)	First lien senior secured loan	SR +	3.00%	02/2031	4,963	4,963	4,991	1.4%
Mitchell International, Inc.(5)	First lien senior secured loan	SR +	3.25%	06/2031	9,975	9,923	9,967	2.9%
Summit Acquisition Inc. (dba K2 Insurance Services)(6)(8)	First lien senior secured loan	SR +	3.75%	10/2031	2,000	1,990	1,990	0.6%
USI, Inc.(6)	First lien senior secured loan	SR +	2.25%	09/2030	1,335	1,335	1,332	0.4%
						89,590	89,721	25.7%
Internet software and services
Cloud Software Group, Inc.(6)	First lien senior secured loan	SR +	3.75%	03/2031	5,000	5,000	5,011	1.4%
Clover Holdings 2, LLC(6)(8)	First lien senior secured loan	SR +	4.00%	12/2031	17,143	16,973	16,971	4.9%
Javelin Buyer, Inc.(6)	First lien senior secured loan	SR +	3.25%	10/2031	3,000	2,993	3,021	0.9%
McAfee Corp.(5)	First lien senior secured loan	SR +	3.00%	03/2029	3,288	3,288	3,287	0.9%
Project Alpha Intermediate Holding, Inc. (dba Qlik)(6)	First lien senior secured loan	SR +	3.25%	10/2030	7,125	7,107	7,166	2.1%
Proofpoint, Inc.(5)	First lien senior secured loan	SR +	3.00%	08/2028	9,900	9,934	9,940	2.8%
Sedgwick Claims Management Services, Inc.(6)	First lien senior secured loan	SR +	3.00%	07/2031	14,963	14,991	15,037	4.3%
Sophos Holdings, LLC(6)	First lien senior secured loan	SR +	3.50%	03/2027	10,000	9,988	10,055	2.9%
Storable, Inc.(5)	First lien senior secured loan	SR +	3.50%	04/2028	14,885	14,919	14,973	4.3%
The Dun & Bradstreet Corporation(5)	First lien senior secured loan	SR +	2.25%	01/2029	7,980	7,980	7,981	2.3%
UST Holdings, Ltd.(5)	First lien senior secured loan	SR +	3.00%	11/2028	3,990	3,990	4,000	1.1%
Vertiv Group Corp.(6)	First lien senior secured loan	SR +	4.50%	11/2030	7,980	7,940	7,998	2.3%
VS Buyer LLC (dba Veeam Software)(5)	First lien senior secured loan	SR +	2.75%	04/2031	5,975	5,975	6,013	1.7%
						111,078	111,453	31.9%
Leisure and entertainment
Pretzel Parent, Inc.(5)	First lien senior secured loan	SR +	4.50%	08/2031	3,000	2,956	3,019	0.9%
						2,956	3,019	0.9%
Manufacturing
ALLIANCE LAUNDRY SYSTEMS LLC(5)	First lien senior secured loan	SR +	3.50%	08/2031	7,500	7,464	7,541	2.2%
Chariot Buyer LLC(5)	First lien senior secured loan	SR +	3.25%	11/2028	2,487	2,481	2,499	0.7%
Crown Equipment Corporation(5)	First lien senior secured loan	SR +	2.50%	10/2031	2,591	2,578	2,604	0.7%
DXP Enterprises, Inc.(6)	First lien senior secured loan	SR +	3.75%	10/2030	5,985	5,985	6,047	1.7%
Engineered Machinery Holdings, Inc. (dba Duravant)(6)	First lien senior secured loan	SR +	3.75%	05/2028	23,938	24,064	24,072	6.9%
Gloves Buyer, Inc. (dba Protective Industrial Products)(5)(8)	First lien senior secured loan	SR +	4.00%	12/2027	14,575	14,559	14,575	4.2%

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Company(1)(3)(4)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(2)	Fair Value	Percentage of Members’ Equity(9)
Pro Mach Group, Inc.(5)	First lien senior secured loan	SR +	3.50%	08/2028	15,960	16,044	16,077	4.6%
						73,175	73,415	21.0%
Professional services
Apex Group Treasury LLC(7)	First lien senior secured loan	SR +	3.75%	07/2028	23,938	24,026	24,139	6.9%
First Advantage Holdings, LLC(5)	First lien senior secured loan	SR +	3.25%	10/2031	4,000	3,980	4,039	1.2%
Skopima Merger Sub Inc.(6)	First lien senior secured loan	SR +	3.75%	05/2028	11,062	11,062	11,090	3.2%
Sovos Compliance, LLC(5)	First lien senior secured loan	SR +	4.50%	08/2028	23,471	23,547	23,612	6.8%
Vistage International, Inc.(6)	First lien senior secured loan	SR +	4.75%	07/2029	9,899	9,921	9,893	2.8%
						72,536	72,773	20.9%
Telecommunications
Charter Communications Operating LLC(6)	First lien senior secured loan	SR +	2.25%	12/2031	8,000	7,980	7,977	2.3%
Eagle Broadband Investments, LLC (dba Mega Broadband Investments)(6)	First lien senior secured loan	SR +	2.75%	11/2027	1,995	1,990	1,996	0.6%
						9,970	9,973	2.9%
Transportation
AIT Worldwide Logistics Holdings, Inc.(6)	First lien senior secured loan	SR +	4.75%	04/2030	8,000	7,976	8,048	2.3%
						7,976	8,048	2.3%

Total Misc.-debt commitments(10)					—	(6)	—	—%

Total Debt Investments						$1,162,056	$1,164,473	333.8%
Total Investments						$1,162,056	$1,164,473	333.8%

(1) Unless otherwise indicated, Blue Owl Credit SLF’s investments are pledged as collateral supporting the amounts outstanding under Blue Owl Credit SLF’s Debt Facilities.
(2) The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(3) Unless otherwise indicated, all investments are considered Level 2 investments.
(4) Unless otherwise indicated, loan contains a variable rate structure, which may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “SR”) (which can include one-, three-, six- or twelve-month SOFR), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(5) The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2024 was 4.85%.
(6) The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2024 was 4.59%.
(7) The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2024 was 4.25%.
(8) Level 3 investment.
(9) Totals presented may differ than actuals due to rounding.
(10) Position or portion thereof is an unfunded loan commitment. See below for more information on the Company’s unfunded commitments.

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded Commitment	Fair Value

Focus Financial Partners, LLC	First lien senior secured delayed draw term loan	09/2026	$—	$776	$—
Grant Thornton Advisors LLC	First lien senior secured delayed draw term loan	07/2026	—	217	—
Raven Acquisition Holdings, LLC	First lien senior secured delayed draw term loan	10/2026	—	800	—
Signia Aerospace, LLC	First lien senior secured delayed draw term loan	11/2026	—	615	—
Total Portfolio Company Commitments			$—	$2,408	$—

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Notes to the consolidated financial information

Organization and Principal Business
Blue Owl Credit SLF LLC (“Credit SLF” or the “Company”), a Delaware limited liability company, is a joint venture among Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Capital Corporation III, Blue Owl Credit Income Corp., Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, and Blue Owl Technology Income Corp. (the “Blue Owl BDCs”) and State Teachers Retirement System of Ohio (“OSTRS”) (collectively, the “Class A Members”). Credit SLF has no Class B Members as of December 31, 2024. The Company’s principal purpose is to make investments primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. The Company is managed by the Class A Members, each of which have equal voting rights. Except under certain circumstances, contributions to the Company cannot be redeemed. Investment decisions must be approved by each of the Class A Members. The Class A Members co-invest through the Company, or its wholly owned subsidiaries. The Company’s date of inception was May 6, 2024 and made its first portfolio company investment on July 23, 2024.

Investment Portfolio Detail
The table below presents the composition of investments at fair value and amortized cost as of December 31, 2024:

	December 31, 2024
($ in thousands)	Amortized Cost	Fair Value
First-lien senior secured debt investments	$1,162,056	$1,164,473
Total Investments	$1,162,056	$1,164,473

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
The table below presents the industry composition of investments based on fair value as of December 31, 2024:

December 31, 2024
Aerospace and defense	5.9%
Automotive services	1.6
Buildings and real estate	3.2
Business services	7.5
Chemicals	2.4
Containers and packaging	2.5
Distribution	6.1
Education	2.8
Energy equipment and services	1.6
Financial services	5.5
Food and beverage	3.8
Healthcare equipment and services	4.9
Healthcare providers and services	7.6
Healthcare technology	11.9
Human resource support services	0.5
Infrastructure and environmental services	0.5
Insurance	7.7
Internet software and services	9.6
Leisure and entertainment	0.3
Manufacturing	6.3
Professional services	6.2
Telecommunications	0.9
Transportation	0.7
Total	100.0%

The table below presents the geographic composition of investments based on fair value as of December 31, 2024:

December 31, 2024
United States:
Midwest	22.4%
Northeast	21.5
South	29.3
West	17.1
International	9.7
Total	100%

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
Investments
The table below presents the fair value hierarchy of investments as of December 31, 2024:

	Fair Value Hierarchy as of December 31, 2024
($ in thousands)	Level 1	Level 2	Level 3	Total
First-lien senior secured debt investments	$—	$1,027,652	$136,821	$1,164,473
Total Investments	$—	$1,027,652	$136,821	$1,164,473

Debt Activity

Bank of America Facility
On June 12, 2024, BOC SLF WH I BA LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into a $300.0 million revolving credit facility (the “Bank of America Facility”) with, among others, and Bank of America, N.A., as lender and administrative agent. The Company acts as the collateral manager and the first loss provider with respect to the Bank of America Facility. It holds preference shares in BOC SLF WH I BA LTD. Proceeds from the Bank of America Facility will be used to finance the origination and acquisition of eligible assets by the borrowers thereunder. The maturity date of the Bank of America Facility is June 12, 2027. As of December 31, 2024, there was $194.9 million outstanding under the Bank of America Facility.
Borrowings under the Bank of America Facility bear interest at a per annum rate equal to (a) with respect to any Term SOFR Loan, SOFR + 1.45% and (b) with respect to any Base Rate Loan, Base Rate + 1.45%. Credit SLF predominantly borrows utilizing Term SOFR loans. Credit SLF also pays unused commitment fees of (i) prior to the six-month anniversary of such date, 0.35% and (ii) thereafter, (x) with respect to the First Unused Amount, 1.10% and (y) with respect to the Second Unused Amount, 0.35%. There was $ 0.5 million unused commitment fee as of December 31, 2024.
RBC Facility
On June 5, 2024, BOC SLF WH II RB LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as borrower, joined a $300.0 million revolving credit facility (the “RBC Facility”) with, among others, Royal Bank of Canada, as lender administrative agent, and U.S. Bank Trust Company, National Association, as collateral custodian. The Company acts as the collateral manager and the first loss provider with respect to the RBC Facility. It holds preference shares in BOC SLF WH II RB LTD. Proceeds from the RBC Facility will be used to finance the origination and acquisition of eligible assets by the borrowers thereunder. The maturity date of the RBC Facility is October 14, 2032. As of December 31, 2024, there was $194.9 million outstanding under the RBC Facility.
Borrowings under the RBC Facility bear interest at a per annum rate equal to SOFR +1.55%.
Citibank Facility
On June 28, 2024, BOC SLF WH III C LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into a revolving credit facility (the “Citibank Facility”) with, among others, Citibank, N.A., as lender and administrative agent. The commitment of the Citibank Facility is up to $300.0 million and was $215.0 million as of December 31, 2024. The Company acts as the collateral manager and the first loss provider with respect to the Citibank Facility. It holds preference shares in BOC SLF WH III C LTD. Proceeds from the Citibank Facility will be used to finance the origination and acquisition of eligible assets by the borrowers thereunder. The maturity date of the Citibank Facility is June 28, 2027. As of December 31, 2024, there was $194.4 million outstanding under the Citibank Facility.
Borrowings under the Citibank Facility bear interest at a per annum rate equal to (i) during the Reinvestment Period, SOFR + 1.40% and (ii) after the end of the Reinvestment Period, 1.90%.
Wells Fargo Facility
On August 1, 2024, BOC SLF WH 4 LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, joined a $300.0 million revolving credit facility (the “Wells Fargo Facility”) with, among others, and Wells Fargo Bank, National Association, as a lender and administrative agent, following the release of the prior borrower, ORCIC JV WH III LLC, a Delaware limited liability company, from the Wells Fargo Facility on July 11, 2024. The Company acts as the collateral manager and the first loss provider with respect to the Wells Fargo Facility. It holds preference shares in BOC SLF WH 4 LTD. Proceeds from the Wells Fargo Facility will be used to finance the origination and acquisition of eligible assets by the borrowers thereunder. The
8

Blue Owl Credit SLF LLC
Supplemental Financial Information (Unaudited)
maturity date of the Wells Fargo Facility is August 1, 2027. As of December 31, 2024, there was $168.0 million outstanding borrowings under the Wells Fargo Facility.
Borrowings under the Wells Fargo Facility bear interest at a per annum rate equal to Daily Simple SOFR + 1.50%.
Financial Instruments Not Carried at Fair Value
The fair value of the Company’s debt, which is categorized as Level 3 within the fair value hierarchy as of December 31, 2024, approximates the carrying value. The carrying amounts of the Company’s assets and liabilities, other than investments at fair value, approximate fair value due to their short maturities.

The table below presents the net carrying value of the Company’s debt obligations as of December 31, 2024:

	December 31, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Bank of America Facility	$300,000	$194,919	$28,016	$448	$194,471
RBC Facility	300,000	194,870	28,065	371	194,499
Citibank Facility(2)	215,000	194,401	20,599	344	194,057
Wells Fargo Facility	300,000	167,992	31,513	409	167,583
Total Debt	$1,115,000	$752,182	$108,193	$1,572	$750,610

(1) The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.
(2) The commitment of the Citibank Facility is up to $300.0 million, and was $215.0 million as of December 31, 2024.

The table below presents the components of interest expense for the following period:

For the Period Ended December 31,
($ in thousands)	2024(1)
Interest expense	$7,720
Amortization of debt issuance costs	266
Total Interest Expense	$7,986

Average interest rate(2)	6.5%
Average daily outstanding borrowings	$364,658

(1) The Company’s date of inception was May 6, 2024.
(2) Averages are calculated based on annualized amounts.